UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 30, 2016, LifeVantage Corporation (the “Company”) entered into a Loan Agreement among Z.B., N.A. doing business as Zions First National Bank, as Lender (“Lender”), the Company and Lifeline Nutraceuticals Corporation, as Borrower (the “Loan Agreement”). In connection with the Loan Agreement and on the same date, the Company, Lifeline Nutraceuticals Corporation and Lender also entered into a Security Agreement (the “Security Agreement”). The Loan Agreement provides for a term loan in an aggregate principal amount of $10,000,000 (the “Term Loan”) and a revolving loan facility in an aggregate principal amount not to exceed $2,000,000 (the “Revolving Loan,” and collectively with the Term Loan, the Loan Agreement and the Security Agreement, the “Credit Facility”).

The principal amount of the Term Loan is repayable in consecutive quarterly installments in the amount of $500,000 plus accrued interest beginning with the fiscal quarter ending June 30, 2016, and maturing on March 30, 2019 (the “Maturity Date”). The Term Loan will bear interest at a fixed rate of 4.93%.

In the event the Company borrows under the Revolving Loan, interest will be payable quarterly in arrears on the last day of each fiscal quarter commencing June 30, 2016, with all unpaid principal and interest due on the Maturity Date. The Revolving Loan will bear interest at a variable rate equal to the 30 Day LIBOR Rate plus 3.50%. Advances under the Revolving Loan may be repaid and re-borrowed from time to time until the Maturity Date.

The Company’s obligations under the Credit Facility are secured by a security interest in substantially all of the Company’s assets. Loans outstanding under the Credit Facility may be prepaid in whole or in part at any time, without premium or penalty. Any principal amount of the Term Loan which is prepaid or repaid may not be re-borrowed.

The Credit Facility contains customary covenants, including affirmative and negative covenants that in certain circumstances restrict the Company’s ability to incur additional indebtedness, declare or pay dividends on or redeem capital stock, make other payments to holders of equity interests in the Company, make certain investments, purchase or otherwise acquire all or substantially all the assets or equity interests of other companies, sell assets or enter into consolidations, mergers or transfers of all or any substantial part of the Company’s assets. The Credit Facility requires that the Company maintain specified financial ratios and satisfy certain financial condition tests.

The Credit Facility contains certain customary events of default, including, among other things, failure of the Company to make required payments under the Loan Agreement, breaches of representations and warranties made by the Company, insolvency or bankruptcy of the Company, the security documents securing the collateral ceasing to be in full force and effect, the occurrence of a change of control of the Company or failure of the Company to comply with covenants set forth in the Loan Agreement. If an event of default occurs under the Credit Facility, the obligation of Lender to make loans may be terminated and the amounts outstanding may become immediately due and payable in the discretion of the Lender, provided that in the event of insolvency or bankruptcy of the Company, the obligation of Lender to make loans will automatically terminate and all unpaid principal and all outstanding interest due under the Loan Agreement will automatically become due and payable. The Company issued a press release on April 4, 2016 announcing the Loan Agreement, a copy of which is filed as exhibit 99.1 to this Form 8-K.

The foregoing summary of the Loan Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement which is filed as Exhibit 10.1 to this Form 8-K and the Security Agreement which is filed as Exhibit 10.2 to this Form 8-K, each of which are incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

On March 30, 2016, the Company terminated its financing agreement dated as of October 18, 2013 among the Company, TCW Special Solutions, LLC, as collateral agent and administrative agent and the guarantors and lenders party thereto, as amended pursuant to Amendment No. 1 thereto dated May 1, 2015 and Amendment No. 2 thereto dated August 27, 2015 (as amended to date, the “Financing Agreement”). The Financing Agreement provided for a term loan facility in an aggregate principal amount of up to $47,000,000 and a delayed draw term loan facility in an aggregate principal amount not to exceed $20,000,000. The Company terminated the Financing Agreement prior to its expiration date and repaid all amounts outstanding under the Financing Agreement using funds drawn under the Credit Facility described in Item 1.01 above. No early termination or prepayment penalties were incurred by the Company in connection with the termination of the Financing Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated March 30, 2016, by and between Z.B., N.A., LifeVantage Corporation and Lifeline Nutraceuticals Corporation
10.2	Security Agreement, dated March 30, 2016, by and between Z.B., N.A., LifeVantage Corporation and Lifeline Nutraceuticals Corporation
99.1	Press Release issued by the Company on April 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President Legal Affairs